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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-22219, 333-115902, 333-134531, 333-143511 and 333-150908) of Zenith National Insurance Corp. of our report dated February 10, 2010 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
February 10, 2010

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  EXHIBIT 23